SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549


                             Form 8-K

                          CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 1997

                    First Mutual Bancorp, Inc.
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     (Exact name of registrant as specified in its charter)

         Delaware              0 -26184              37-1339075
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     (State or other     (Commission File No.)   (I.R.S. Employer
     jurisdiction of)                         Identification No.)

        Registrant's telephone number, including area code:
                          (217) 429-2306

                          Not Applicable
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  (Former name or former address, if changed since last report)

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Item 2.     Acquisition or Disposition of Assets

     On January 3, 1997, First Mutual Bancorp, Inc. (the "Registrant"), the holding company for First Mutual Bank, S.B. (the "Bank") completed the Bank's acquisition of three branch offices from First of America Bank-Illinois, N.A. ("FOA"). The branch offices, located in Lincoln, Taylorville and Pontiac, Illinois, included an aggregate of $146 million in deposits, certain real estate and personal property associated with the branches, and certain loans associated with the branches. The consideration paid to the Registrant for the acquisition was approximately $120.8 million. The Bank intends to continue to operate the acquired branches as banking branches in the manner previously operated by FOA.

     FOA is a national banking association with its headquarters located in Oak Brook, Illinois.

     For further information, reference is made to the Registrant's press release dated January 3, 1997, which is incorporated herein by reference, and the Agreement to Purchase Assets and Assume Liabilities by and between First of America Bank-Illinois, N.A. and First Mutual Bank, S.B., dated November 1, 1996, which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following Exhibits are filed as part of this report:

     Exhibit 2     Agreement to Purchase Assets and Assume
                   Liabilities, dated November 1, 1996.

     Exhibit 99.1  Registrant's press release dated January 3,
                   1997.

     Pro forma financial information relative to the acquisition and prepared in accordance with Article 11 of Regulation S-X are not included herewith, but will be filed by amendment no later than 60 days from the date hereof.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                            FIRST MUTUAL BANCORP, INC.



DATE: January __, 1997      By:----------------------------------
                               Paul K. Reynolds, President and
                               Chief Executive Officer





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